Exhibit 10.3

CONTRIBUTION AND EXCHANGE AGREEMENT

(AllDale III)

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is made effective as of July 1, 2026 (the “Effective Date”), by and among AllDale Minerals Management III, LLC, a Texas limited liability company (“AllDale III GP”), AllDale Minerals III, LP, a Texas limited partnership (“AllDale III LP”), Alliance Minerals, LLC, a Delaware limited liability company (“Alliance Minerals”), KC-AllDale, LLC, a Delaware limited liability company (“KC-AllDale”), the Joseph W. Craft III Foundation, an Oklahoma charitable trust (the “JWC III Foundation”), CC OilPlay LLC, a Delaware limited liability company (“CC OilPlay”), and AllRoy GP, LLC, a Delaware limited liability company (“AllRoy GP” and together with AllDale III GP, AllDale III LP, Alliance Minerals, KC-AllDale, JWC III Foundation, and CC OilPlay, each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, capitalized terms used but not defined in this Agreement have the meanings given to them in the LP Agreement or the LLC Agreement (each as defined below), as applicable;

WHEREAS, on the Effective Date but immediately prior to giving effect to the transactions contemplated by this Agreement, (1) the Third Amended and Restated Agreement of Limited Partnership of AllDale III LP, dated May 15, 2017 (the “LP Agreement”), was amended by that certain First Amendment to the Third Amended and Restated Limited Partnership Agreement (the “First LPA Amendment”) which, along with certain related transaction documents, provided for, among other things, (a) the admission of new Limited Partners of AllDale III LP and (b) the redemption of limited partner Partnership Interests of certain Limited Partners of AllDale III LP; and (2) the Second Amended and Restated Limited Liability Company Agreement of AllDale III GP, dated July 1, 2017 (the “LLC Agreement”) was amended by that certain First Amendment to the Second Amended and Restated Limited Liability Company Agreement (the “First LLCA Amendment” and together with the First LPA Amendment, the “Amendments”) which, along with certain related transaction documents, provided for, among other things, (a) the admission of a new Member of AllDale III GP and (b) the redemption of Membership Interests of certain Members of AllDale III GP;

WHEREAS, as of the effectiveness of the Amendments, but before giving effect to the transactions contemplated by this Agreement, (1) AllDale III GP continued to be the sole General Partner of AllDale III LP and continued to hold a general partner Partnership Interest with a Sharing Ratio of 2.007% (the “GP Interest”), (2) Alliance Minerals and KC-AllDale collectively owned all of the Membership Interests in AllDale III GP, and (3) Alliance Minerals, KC-AllDale, JWC III Foundation, and CC OilPlay collectively owned all of the limited partner Partnership Interests in AllDale III LP; and

WHEREAS, the Parties desire for the following to occur simultaneously under this Agreement: (1) AllDale III GP will contribute the GP Interest to AllDale III LP in exchange for certain limited partner Partnership Interests in AllDale III LP (the “LP Interests”); (2) AllDale III GP will immediately distribute the LP Interests to its Members; (3)(a) AllDale III GP will withdraw as the General Partner of AllDale III LP, (b) all of the Partners of AllDale III LP will approve the withdrawal, waive any conflicting provisions in the LP Agreement, consent to the reconstitution of the Partnership, and appoint AllRoy GP as the substituted General Partner of AllDale III LP, and (c) AllRoy GP will accept this appointment as the substituted General Partner and be issued a non-economic general partner Partnership Interest in AllDale III LP; and (4) the LP Agreement, as amended by the First LPA Amendment, will be amended and restated in its entirety as set out in the Fourth A&R LPA (as defined below), with the effect of the foregoing being that all Partnership Interests in the Partnership are held in the amounts set out on Exhibit A.  Exhibit A reflects the Partners Schedule (Schedule A) to the Fourth A&R LPA.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.The Transactions. Subject to the terms and conditions of this Agreement, as of the Effective Date and immediately after giving effect to the transactions contemplated by the Amendments, the following transactions shall occur simultaneously:
(a)Contribution and Exchange. AllDale III GP contributes, transfers, assigns, conveys and delivers to AllDale III LP, and AllDale III LP acquires and accepts from AllDale III GP, all of AllDale III GP’s right, title and interest in and to all of the GP Interest. In exchange for and in full consideration of the contribution of the GP Interest, AllDale III LP issues to AllDale III GP the LP Interests, and AllDale III GP acquires and accepts the LP Interests.
(b)Distribution of LP Interests. AllDale III GP distributes, transfers, assigns, conveys and delivers the LP Interests to its Members, so that after giving effect to the contribution, exchange and distribution, the AllDale III LP limited partner Partnership Interests are held in the amounts set out on Exhibit A.
(c)Withdrawal and Appointment. AllDale III GP withdraws as the General Partner of AllDale III LP, and the necessary Parties approve of AllDale III GP’s withdrawal, waive any provisions in the LP Agreement that conflict with AllDale III GP’s withdrawal, consent to the reconstitution of AllDale III LP in accordance with Section 8.3 of the LP Agreement, and appoint AllRoy GP as the substitute General Partner of AllDale III LP. AllRoy GP accepts its appointment as substitute General Partner of AllDale III LP, and AllDale III LP issues to AllRoy GP a non-economic general partner Partnership Interest, as more specifically described in the Fourth Amended and Restated Agreement of Limited Partnership of AllDale III LP that is being executed by the applicable Parties simultaneously with this Agreement (the “Fourth A&R LPA”).
(d)Fourth A&R LPA. The LP Agreement, as amended by the First LPA Amendment, is amended and restated in its entirety as set out in the Fourth A&R LPA.
2.Effect of the Transactions.  Each Party acknowledges and agrees that, as of the Effective Date and immediately after giving effect to the transactions contemplated by the Amendments and this Agreement, all Partnership Interests in the Partnership are held by the Persons and in the amounts set out on Exhibit A.
3.Representations and Warranties of AllDale III GP. AllDale III GP represents and warrants that the following statements are true and correct:

(a)Authority and Capacity. AllDale III GP has full legal capacity, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by AllDale III GP and is the legal, valid and binding obligation of AllDale III GP, enforceable against AllDale III GP in accordance with its terms, except as enforceability may be limited by principles of public policy, applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights and remedies generally or general principles of equity, regardless of whether considered and applied in a proceeding at law or in equity (collectively, the “Bankruptcy and Equity Exceptions”).
(b)No Conflicts. The execution, delivery and performance of this Agreement by AllDale III GP do not and will not (with or without notice or lapse of time or both) conflict with, breach, violate, or cause a default under any contract, agreement, instrument, order, judgment, or decree to which AllDale III GP is a party or by which it is bound.
(c)Ownership. AllDale III GP is the sole beneficial and record holder of, and has good and marketable title to, all of the GP Interest.
4.Representations and Warranties of AllDale III LP. AllDale III LP represents and warrants that the following statements are true and correct:
(a)Authority and Capacity. AllDale III LP has full legal capacity, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by AllDale III LP and is the legal, valid, and binding obligation of AllDale III LP, enforceable against AllDale III LP in accordance with its terms, except as enforceability may be limited by the Bankruptcy and Equity Exceptions.
(b)No Conflicts. The execution, delivery, and performance of this Agreement by AllDale III LP do not and will not (with or without notice or lapse of time or both) conflict with, breach, violate, or cause a default under any contract, agreement, instrument, order, judgment, or decree to which AllDale III LP is a party or by which it is bound.
(c)Valid Issuance. The LP Interests being issued and delivered in accordance with this Agreement are duly and validly authorized and issued.
5.Tax Treatment. The Parties acknowledge and agree that for U.S. federal income tax purposes (and applicable state and local income tax purposes), (a) the contribution and exchange shall be treated as a tax-free exchange under Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) the distribution shall be treated as a tax-free distribution under Section 731 of the Code (collectively, the “Agreed Tax Treatment”). The Parties shall not take any position on any tax return or otherwise that is inconsistent with the Agreed Tax Treatment, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.
6.Further Assurances. The Parties agree to execute any and all documents and instruments of transfer, assignment, assumption or novation and to perform such all other acts that are reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.
7.Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
8.Assignments and Successors. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior consent of the other Parties. Any purported assignment of rights or delegation of obligations in violation of this Section 8 will be void. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and permitted assigns of the Parties.
9.Waiver of Jury Trial. EACH PARTY, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.
10.Governing Law. This Agreement and the rights and duties of the Parties arising out of this Agreement shall be governed by and construed, enforced, and performed in accordance with the laws of the State of Texas, as the same may be amended from time to time, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.
11.Authorizations. The Parties’ signatures to this Agreement include their respective approvals of this Agreement and all agreements, certificates, instruments and actions contemplated by this Agreement on behalf of AllDale III LP and AllDale III GP, in each of their respective capacities as all of the Partners and all of the Members of AllDale III LP and AllDale III GP, as if formal resolutions approving this Agreement on behalf of AllDale III LP and AllDale III GP had been adopted at meetings duly held after all required notices had been given, or by written consents, in each case in accordance with applicable law and the respective governing documents of such Parties. In addition, all of the Members of AllDale III GP hereby appoint R. Eberley Davis as Authorized Officer for purposes of executing this Agreement on behalf of AllDale III GP.
12.Miscellaneous.  This Agreement (a) is the Parties’ sole agreement with respect to its subject matter, and supersedes all prior and contemporaneous written or oral agreements with respect to its subject matter; (b) is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing in this Agreement confers upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever; (c) may only be amended, modified, supplemented or waived by a written agreement signed by all Parties; and (d) may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission will have the same legal effect as delivery of an original signed copy of this Agreement.  In the event of any conflict between this Agreement and the Fourth A&R LPA, this Agreement shall govern with respect to the transactions occurring on the Effective Date, and the Fourth A&R LPA shall govern thereafter.

[Signature Pages Attached]

THIS CONTRIBUTION AND EXCHANGE AGREEMENT is made and effective as of the Effective Date.

AllDale Minerals Management III, LLC, a Texas limited liability company

By:	/s/ R. Eberley Davis

R. Eberley Davis, Authorized Officer

AllDale Minerals III, LP, a Texas limited partnership

By:	AllDale Minerals Management III, LLC, a Texas limited liability company (the withdrawing General Partner)

	By:	/s/ R. Eberley Davis

R. Eberley Davis, Authorized Officer

By:	AllRoy GP, LLC, a Delaware limited liability company (the substituted General Partner)

	By:	/s/ R. Eberley Davis

R. Eberley Davis, Senior Vice-President, General Counsel and Secretary

Alliance Minerals, LLC, a Delaware limited liability company

By:	/s/ R. Eberley Davis
R. Eberley Davis, Senior Vice-President, General Counsel and Secretary

Signature Page

Contribution And Exchange Agreement

KC-AllDale, LLC, a Delaware limited liability company

	By:	Craft Capital, LLC, its Managing Member

	By:	/s/ Mark Fiddes

Mark Fiddes, Investment Manager

Joseph W. Craft III Foundation, an Oklahoma charitable trust

By:	/s/ Joseph W. Craft III
Joseph W. Craft III, Trustee

CC OilPlay LLC, a Delaware limited liability company

By:	/s/ Deborah Lackey
Deborah Lackey, Manager

AllRoy GP, LLC, a Delaware limited liability company

By:	/s/ R. Eberley Davis
R. Eberley Davis, Senior Vice-President, General Counsel and Secretary

Signature Page

Contribution And Exchange Agreement

EXHIBIT A

Partnership Interests in AllDale Minerals III, LP

Name	General Partner Interest	Limited Partner Interest / Percentage Interest
AllRoy GP, LLC	100.000% (non-economic)	0.000%
Alliance Minerals, LLC	0.000%	46.920%
KC-AllDale, LLC	0.000%	17.408%
Joseph W. Craft III Foundation	0.000%	17.836%
CC OilPlay LLC	0.000%	17.836%
Total	100.000%	100.000%

EXHIBIT A

CONTRIBUTION AND EXCHANGE AGREEMENT